Checkpoint Systems, Inc.
101 Wolf Drive
Thorofare, NJ 08086 USA

Tel.: +800-257-5540
Fax: +856-848-0937
www.checkpointsystems.com

News

COMPANY CONTACT:
James Lucania
866-641-5531

CHECKPOINT SYSTEMS, INC. COMPLETES RESTATEMENT OF PRIOR PERIOD RESULTS

THOROFARE, N.J., March 31, 2014 - Checkpoint Systems, Inc. (NYSE: CKP) announced restated financial results for the first nine months of 2013 and fiscal years 2012 and 2011. The restated consolidated financial statements for the 2012 and 2011 fiscal years, as well as quarterly financial data for the first three quarters of 2013 and all four quarters of 2012 are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2013, filed today with the Securities and Exchange Commission.

As previously announced, the restatement is the result of corrections made for the combined effect of financial statement errors attributable to the accounting for the future extension of sales-type lease arrangements in Spain during the second quarter ended June 26, 2011, as well as certain other previously disclosed out-of-period adjustments and balance sheet reclassifications. This transaction was previously reported in the Company’s current report on Form 8-K filed on June 17, 2011. The Company assessed the impact of these errors on the prior interim and annual financial statements and concluded that the combined impact of these errors was material to these financial statements.

The restatement had no effect on the cash received from the transaction.  The restatement resulted from the identification of errors during the review of our financial statements for the fourth quarter of 2013. During fiscal 2016 through 2018, when we are permitted to recognize the lease receivables upon the commencement of the lease extensions, we expect to de-recognize both the associated receivables and the related financing liability and record other operating income on the sale.

The restatement results in a reduction in net earnings for the first nine months of 2013 by $2.0 million, a reduction in net earnings for fiscal year 2012 by $0.6 million and a reduction in net earnings for fiscal year 2011 by $16.9 million.

A summary of the Company’s historical consolidated statement of operations is as follows:

	Nine Months Ended		Fiscal Year Ended		Fiscal Year Ended
	September 29, 2013		December 30, 2012		December 25, 2011
	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated
GAAP
Net revenues	$495,319	$495,351	$690,789	$689,920	$763,749	$758,400
Operating income (loss)	18,896	17,754	(120,461)	(120,501)	177	(22,001)
Net earnings (loss)	(11,733)	(13,781)	(146,405)	(146,979)	(66,626)	(83,561)
Diluted earnings (loss) per share	(0.28)	(0.33)	(3.56)	(3.57)	(1.64)	(2.06)
Non-GAAP
Operating income (loss)	$18,513	$17,371	$8,681	$8,657	$32,671	$10,493
Net earnings (loss)	5,296	4,323	(10,630)	(8,759)	12,680	(3,571)
Diluted earnings (loss) per share	0.13	0.10	(0.26)	(0.22)	0.31	(0.09)
EBITDA	$45,088	$42,722	N/A	$43,694	N/A	$54,488

The Company's Form 10-K includes disclosure of a material weakness in internal control over financial reporting and the Company's plans to remediate the weakness.

Checkpoint Systems will host a conference call on April 1, 2014, at 8:30 a.m. Eastern Time, to discuss its fourth quarter 2013 results. The call will be simultaneously broadcast live over the Internet.  Listeners may access a webcast of the call at http://ir.checkpointsystems.com.  A replay will be available following the event.

Checkpoint Systems, Inc.

Checkpoint Systems is a global leader in merchandise availability solutions for the retail industry, encompassing loss prevention and merchandise visibility. Checkpoint provides end-to-end solutions enabling retailers to achieve accurate real-time inventory, accelerate the replenishment cycle, prevent out-of-stocks and reduce theft, thus improving merchandise availability and the shopper’s experience. Checkpoint's solutions are built upon 45 years of radio frequency technology expertise, innovative high-theft and loss-prevention solutions, market-leading RFID hardware, software, and comprehensive labeling capabilities, to brand, secure and track merchandise from source to shelf. Checkpoint's customers benefit from increased sales and profits by implementing merchandise availability solutions, to ensure the right merchandise is available at the right place and time when consumers are ready to buy.
For more information, visit www.checkpointsystems.com.

Caution Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: the review of the Company’s accounting and accounting policies, including matters relating to the transaction previously reported in the Company’s current report on Form 8-K filed on June 17, 2011; the completion of the audit of consolidated financial statements, new determinations and calculations; additional time that may be required to complete the review and audit of the Company’s financial statements and its internal control over financial reporting. Actual events or results may differ materially from the Company’s expectations. There can be no assurance that the review or subsequent processes or filings will be timely completed, that any modifications or changes can be timely or effectively implemented, that errors or internal control deficiencies or weaknesses will not be identified during the preparation and audit of the consolidated financial statements nor that adjustments for other periods will not be required. In addition, our financial results and stock price may suffer as a result of this review and any subsequent determinations from this process or any actions taken by governmental or other regulatory bodies as a result of this process. Additional risks and uncertainties include the risk that a failure to provide our annual audited financial statements to our creditors on a timely basis could trigger a default under the terms of our debt covenants with our creditors; the impact upon operations of legal and compliance matters or internal controls review, improvement and remediation, including the detection of wrongdoing, improper activities, or circumvention of internal controls; our ability to successfully implement our strategic plan; the impact of our working capital improvement initiatives; our ability to manage growth effectively including our ability to integrate acquisitions and to achieve our financial and operational goals for our acquisitions; our ability to manage risks associated with business divestitures; changes in economic or international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; our ability to comply with covenants and other requirements of our debt agreements; changes in regulations or standards applicable to our products; our ability to successfully implement global cost reductions in operating expenses including, field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; risks generally associated with information systems upgrades and our company-wide implementation of an enterprise resource planning (ERP) system and additional matters disclosed in our Securities and Exchange Commission filings. We do not undertake to update our forward-looking statements, except as required by applicable securities laws.